UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On November 6, 2020, the Board of Directors (the “Board”) of Leaf Group Ltd. (the “Company”) appointed each of Suzanne Hopgood and Rob Krolik as a director of the Board, effective immediately. Ms. Hopgood will serve in the class of directors whose term expires at the Company’s 2021 annual meeting of stockholders and Mr. Krolik will serve in the class of directors whose term expires at the Company’s 2023 annual meeting of stockholders. Ms. Hopgood has been appointed as a member of the Company’s compensation committee and Mr. Krolik has been appointed as a member of the Company’s audit committee.

Suzanne Hopgood. Ms. Hopgood founded The Hopgood Group, LLC, a business consulting company, in 1985 and is the Managing Member. From 2014 to 2018, Ms. Hopgood served on the board of directors of Mace Security International, a manufacturer of safety and security products. From 2004 to 2010, Ms. Hopgood served on the board of directors of Acadia Realty Trust, a real estate investment trust focused on retail properties in the United States. Ms. Hopgood has also served as chief executive officer and on the board of a various of public and private companies. Ms. Hopgood received a bachelor in science in business administration from the University of New Hampshire.

There are no arrangements or understandings between Ms. Hopgood and any other person pursuant to which she was appointed as a director of the Company. There are no family relationships between Ms. Hopgood and any director or executive officer of the Company, and Ms. Hopgood is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Rob Krolik. Since 2018, Mr. Krolik has served as the General Partner and Chief Financial Officer of Burst Capital, a venture capital firm focused on investments in software and service companies. Prior to joining Burst Capital, Mr. Krolik served as the Chief Financial Officer of Yelp, a website and mobile application that publishes crowd-sourced reviews of businesses, from 2011 until 2016. From 2009 to 2011, Mr. Krolik was the Chief Financial Officer of Move.com, a company that provides real estate information across a variety of websites. Mr. Krolik has served on the board of directors of The Real Real since 2019. Mr. Krolik also serves as a director of various private companies. Mr. Krolik received a bachelor of business administration from the University of Texas at Austin. Mr. Krolik is a certified public accountant (inactive).

There are no arrangements or understandings between Mr. Krolik and any other person pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Krolik and any director or executive officer of the Company, and Mr. Krolik is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retirement of Director

In addition, on November 6, 2020, John Pleasants notified the Company of his retirement from the Board and from his role as a member and chair of the Company’s compensation committee and a member of the Company’s audit committee, effective immediately. Mr. Pleasant’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 9, 2020, the Company issued a press release announcing the appointment of each of Ms. Hopgood and Mr. Krolik as a director and the retirement of Mr. Pleasants. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 7.01Regulation FD Disclosure

On November 9, 2020, the Company issued a letter to its shareholders in response to a recent public letter from a group of investors in the Company purporting to express concern with the Company’s business strategy and corporate governance. The shareholder letter was also issued as a press release. A copy of the shareholder letter press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(d) Exhibits.

Exhibit Number Description

99.1 Press release dated November 9, 2020

99.2Shareholder Letter Press Release dated November 9, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2020	LEAF GROUP LTD.

	By:	/s/ Adam Wergeles
Adam Wergeles Executive Vice President and General Counsel

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